Exhibit 99.1

FORCE Family Offices Webinar - Presentation Transcript

“AppTech’s Patent Portfolio is Fueling the Rise in Mobile Payments”

[Introduction via FORCE representative, Callie Mellana, thanked everyone for attending and introduced FORCE Family Offices CEO Steven Saltzstein

Steven Saltzstein: “I would like to introduce Luke D’Angelo and AppTech with arguably the most convenient way to pay and as we all know water seeks its own level, and I think ultimately the consumers are going to prove that AppTech’s payment technology are superior to any on the market. Here to tell you more is Luke D’Angelo, CEO of AppTech. Thank you, Luke!”

[Slide #1]

Luke D’Angelo: “Thank you all for joining us, my name is Luke D’Angelo and I currently reside as the Executive Director, Chairman, and CEO of AppTech Corp."

[Slide #2]

Luke D’Angelo: “This morning I will not only take time to discuss what we do here at AppTech - from our merchant services to our intellectual property - but also to provide you with more information into where we are going as a leading FinTech company in special payments.”

[Slide #3]

Luke D’Angelo: “AppTech Corp. (APCX) is a publicly listed FinTech company utilizing innovative payment processing and digital banking technologies to complement its core merchant services capabilities. Its patented and proprietary software for financial services will be licensable or available through a suite of synergistic offerings.

AppTech is developing a text payment platform, which offers the end-user security while relying on the simplicity and comfortability of text messaging. Based upon industry standards for payment protocols, we will offer standalone products or fully integrated solutions using text messaging protocol that authenticates the user, processes the payment, and delivers the products or services requested by our merchants and customers.”

[Slide #4]

Luke D’Angelo: “Our diverse, but complementary, suite of services allow us to provide bundled solutions that meet each merchant’s needs. These services include: payment processing for credit cards, ACH, and gift/loyalty cards. As well as, digital banking through next-generation digital account and a multi-channel transaction processing platform, patented SMS text messaging for marketing/advertising.”

[Slide #5]

Luke D’Angelo: “In addition to our services, AppTech has acquired significant intellectual property in text message technology. Specifically, our patents include moving payments from cellphone to cellphone, sending URLs via text message, and allowing computers to send text messages to a mobile device. I am going to dive a bit deeper into our patents to provide some examples of how we see this technology being utilized today:

USPTO 8,369,828 - the first patent you see on this slide - we believe, is what sparked the creation of the ‘P2P’ or ‘Peer to Peer’ payments industry by allowing users to move money by text message, clip, tap, or scan.

If you take a look at our second group of patents on this slide - the ‘Systems and Methods for Delivering Web Content to a Mobile Device’ - these patents are responsible for helping to create the industry protocol known as ‘Wireless Access Protocol Push’ or ‘WAP Push’ for short. A common example of this is when you purchase content in iTunes or the Google Play Store. Upon your purchase, you receive a text message with a link. This technology allows that URL to be sent to your phone so that you can simply tap it to download your purchased content or application.

And it is the technology from the last patent on this slide - USPTO 8,315,184 - or similar, that is most used in social media messenger apps or chat features. For example, when you’re chatting with your ‘friends’ on your favorite platform, the messages are not moving cellphone to cellphone. But rather, the messages you send through your phone are sent to the app’s computer, processed, and then routed to the receiver’s mobile device.

Another example, and my personal favorite, of this technology in action is when a mobile phone user receives a text saying “Text ‘HELP’ to 77777 to donate $30.” When the user replies to the computer with the message ‘HELP,’ the computer can process the transaction by moving the money with the use of our first patent.”

[Slide #6]

Luke D’Angelo: “Now, I’m not bluffing when I say that these patents are significant in the industry today! As you can see here, many large players in the FinTech industry have cited them with their technology. Visa, Apple, Google, Microsoft, you name it!”

[Slide #7]

Luke D’Angelo: “What does AppTech intend to do with these patents? From traditional merchant accounts to customizable technological solutions, we intend to modernize payment processing capabilities and digital banking solutions globally. While, becoming a leader in specialty payments by offering synergistic product lines and continual advancements of our intellectual property portfolio. Specifically, through digital banking and the heavily anticipated text payment platform.”

[Slide #8]

Luke D’Angelo: “The financial services industry is going through a period of intensive change that is being driven by the rapid advancement of technology, new demand generated through the social impact of Millennials, Generation Z, and the need to handle distanced and contactless transactions during the pandemic and the post COVID era.

AppTech is positioned to fuel this change by deploying innovative business and consumer digital financial products and services built on flexible and scalable technologies.

Our platform’s extensive digital account and multi-channel issuer payment processing capabilities will form an end-to-end payment acceptance and digital banking solution for SMBs and will power straight-through processing opportunities in the B2B payments space.”

[Slide #9]

Luke D’Angelo: “Amid the COVID-19 crisis, Americans are abandoning cash almost entirely in favor of ‘tap and go’ transactions or Contactless Payments. These forms of payments have grown by 150% and are expected to grow at around 20%+ per year over the next 5-years. That being said, the current e-money payment landscape it is a very hot space to be in right now because there is a clear need; and capturing market or consolidation will ensue.”

[Slide #10]

Luke D’Angelo: "In an effort to best meet this need, AppTech will soon offer a Secure Text Payment System providing 5.1 billion mobile users with text message capabilities the ability to conduct secure mobile transactions.

Anticipated Features of the platform include: accepting multiple currencies, providing cross-border capabilities, digital accounts for users, providing verification of accounts and funds, authentication of user identity, and authorization for payment processing.

Additionally, this platform will host a certified MasterCard and Visa Issuing technology stack. This ‘stack’ will enable AppTech to expand its product suite to include SMB digital banking solutions, comprehensive inbound and outbound B2B payment solutions, and SaaS issuer card processing to other FinTech companies.”

[Slide #11]

Luke D’Angelo: “This slide provides visual summary of our Text Payment Platform - that is currently in development. Our solution will be designed to integrate with most major mobile devices and payment processors, globally. In contrast to many mobile payment systems, AppTech’s secure text payment system will not need a data plan, specialized applications, or internet access.”

[Slide - slide #12]

Speaker: Why does our management believe we are positioned for success? AppTech has created seamless, cost effective solutions for merchants with businesses of all sizes and our secure, patented Text Message Technology will provide a best-in-class FinTech experience! With our leading IP and embedded banking technology, we believe we are a force to be reckoned with, and we hope that by shedding a light on our current projects you think so too!

[Slide #13]

Luke D’Angelo: “Ladies and Gentlemen, I’d like to take this moment to thank you once again for taking the time to learn more about us this morning. And I’d also like to thank the FORCE family for providing this space for us to share with you, it’s truly been a privilege.”

[Slide #14 - End PowerPoint]

Callie Mellana: “We’ve had some questions come in and we will run a dialogue with the audience.”

Luke D’Angelo: “That sounds great.”

Callie Mellana: “In plain terms, what does your company do?”

Luke D’Angelo: “We are a fintech company based in Carlsbad, Ca. We have a host of services in merchant services with an emphasis on mobile payment technology. Where as some merchant services companies focus on retail merchants, we focus on the wholesale, banking side to provide solutions to not only their customers but their merchants as well. In addition to us focusing on traditional merchant services directly.”

Callie Mellana: “Great, thank you. What is forward citation?

Luke D’Angelo: “Simply put, there are infringers and people who recognize our technology. A forward citation is a company recognizing our technology and noting their utilization of our technology in their technology to deliver to their customers. It is a polite way of noting the hard and patented work we have to built in whatever product they are building on their end.”

Callie Mellana: “How do you intend to prosecute your patent portfolio?”

Luke D’Angelo: “That is a very good question. We get asked that question all the time. as I have discussed, our platform that we are going to be rolling out shortly, we believe it is important that we embed our technology in our own platform and launch thereby creating business relationships and revenue from that start. It is not our intent to pursue infringers yet, we intend to license infringers only after our patented platform is up and operational. It is not in our business model to immediately approach people who may be ripping off our technology. It is our intent to launch our technology, capture as much low hanging fruit as possible and then go to these people and express we have a better way. If they don’t like that way, then they will deal with our attorneys.”

Callie Mellana: “Ok, thank you. What is the most common circumstance that a company or person will use this technology?”

Luke D’Angelo: “A lot of companies that start out have to prove their technology. They have to explain to the public how that technology works. AppTech has gone through a reverse osmosis where our technology has been proven in the marketplace, where almost 90% of American uses it. Ultimately, it is not going to change what people are doing. People are already sending money by phone, they’re already buying things by phones, they’re already doing most of their everyday life from their phones. What we are going to be doing is providing rails and digital banking to the banks, to the carriers, so it’s a faster way for them to process, but really the end result for the consumer is not going to change expect it’s going to be easier and more secure, because we don’t the app or internet. It will also be more efficient and cost savings for the banks and the people we are targeting to roll our products out to.”

Callie Mellana: “Thank you. To get market share do you primarily sell to companies or to consumers?”

Luke D’Angelo: “That is a good question as well. Our ideal targets are companies, banks, institutions such as insurance companies, carriers and more. With that market, we will automatically capture market share. However, since we traditionally started out as a merchant services company, we will be working with select merchants, that could be fortune 500 companies.”

Callie Mellana: “Do you have pilots or customer integrations?”

Luke D’Angelo: “We are working on pilots and customer integration for the last several years. We’ve spent these years not only finding the right way to deliver our technology, but we have been working with pilot programs, merchants at all levels in preparation of what is going to happen over the next 6 months.”

Callie Mellana: “Thank you. when do you expect to start receiving revenues? Please describe the type of revenues and any estimates.”

Luke D’Angelo: “We anticipate our revenue stream to significantly jump in the near future. Typically, the merchant services company makes a piece of every transaction that is processed. Even though we are going to be selling on the wholesale and banking level, we will making money from licensing agreements, from every transaction that is processed, from settlements. There are a host of different revenues all associated with this platform that we are building with NEC Payments.”

Callie Mellana: “When will you launch your own payment platform and what is your topline revenue break even number?”

Luke D’Angelo: “AppTech is only lost a small amount per share right now. It will not take much for us to be in the black. One or two large accounts and we are in the black. We believe we have enough identifiable demand to be significant in the summer or 4th quarter with customers I’ve previously talked about in our markets.”

Callie Mellana: “Please describe the pilots an integration you just mentioned and any successful results.”

Luke D’Angelo: “All of our pilots have been successful to an extent. I cannot go into too much detail on that, but we will disclose this shortly.”

Callie Mellana: “What percentage of your business do you expect to be international and what percent to be Bitcoin?”

Luke D’Angelo: “Here’s what is really exciting about this question. With our relationship with NECP we expect by summertime we will be global. And part of what is exciting about our platform is that we intend to be able to convert, whether it be Bitcoin and other cryptocurrencies, providing conversion features, whether it is for Canadian or US dollars, Japanese Yen, for worldwide instantaneous conversion. That is a key factor of our digital payment platform that we intend to integrate with banks and institutions. In essence, we believe we are going to be able to give them the power that they don’t currently have, which is to convert cryptocurrencies into dollars and process transactions worldwide.”

Callie Mellana: “A little bit about yourself, how did you start the company and how did you get involved in the payment space?”

Luke D’Angelo: “My friends actually wrote our patents, and I was there in the early days watching them toil on whiteboards and many conversations. It was a marriage of friendships and technology to say the least. So that is how I got involved. My friends and my colleagues here at AppTech wanted someone to put all this together and I’ve been humbled enough to serve at the pleasure of the board and shareholders of AppTech, put everything together and make it all happen. But it was other people’s dreams of writing this very powerful technology that most of America uses. They needed help and that is exactly how I got involved.”

Callie Mellana: “That is great. And as a last question, which is really a shout out to the audience, someone requested a copy of the materials. For all of the attendees out there, Luke and his team will have of your information and will be reaching out and can send you a copy of the presentation and/or their deck. You can also have one-on-one dialogue with them if you so choose. That was the last question to come in. Again, I want to thank everyone for joining today webinar. It was really great, and we really appreciate you taking the time for you to join us and, Luke, we really appreciate you taking the time to explain it all to us. If you have any last words to the audience.”

Luke D’Angelo: “Thank you, I do. AppTech has through a reverse osmosis to come to market. Not many companies are fortunate to where the technology has been proven on such a massive scale like our technology has, and it is with great relationships, like with FORCE Family Offices, that people will soon realize just how powerful AppTech’s future is and how powerful our products and patented technology are. I would like to thank you and the FORCE Family Office for helping bring that to light as these are very exciting times at AppTech. It is something that has not been an overnight deal. It has taken us years to get this point and now that we are here, we’re happy to shout our message to the world.

Callie Mellana: Thank you so much.

Steven Saltzstein: Great job Luke, thank you.

Callie Mellana: Thanks everyone for joining and have a great day!

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